Exhibit 99.1
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
http://www.nii.com
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS ANNOUNCES STRONG RESULTS FOR
SECOND QUARTER 2010
Company achieves strong Operating Income Before
Depreciation and Amortization
Customer base surpasses 8 million subscribers
Company raises full year guidance
•	Consolidated operating revenues of $1.35 billion

•	Consolidated operating income before depreciation and amortization, or OIBDA, of $348 million

•	Net subscriber additions of 392,000

•	Consolidated operating income of $213 million and consolidated net income of $75 million, or $0.45 per basic share
RESTON, Va. — July 29, 2010 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2010. During the quarter, the Company added 392,000 net subscribers to its network, bringing its ending subscriber base to nearly 8.2 million, a 22% increase in the ending subscriber base compared to the end of the second quarter of 2009. Financial results for the quarter included consolidated operating revenues of $1.35 billion, a 28% increase compared to the second quarter of 2009, and consolidated OIBDA of $348 million for the quarter, a 30% increase compared to the same period last year. Consolidated OIBDA results for the quarter reflect a $22 million refund of excess fees paid for spectrum use in Mexico while applications to renew certain existing spectrum licenses in the country were pending. Upon their renewal in the second quarter, these licenses became subject to a new reduced fee structure, which resulted in this refund of excess amounts previously paid under the old fee structure. For the second quarter of 2010, the Company generated consolidated operating income of $213 million and consolidated net income of $75 million, or $0.45 per basic share.

The Company continued to invest in the expansion of the coverage and capacity of its networks reporting consolidated second quarter 2010 capital expenditures of $230 million, of which $122 million was invested in Brazil.
“We delivered excellent results for the quarter and the first half of the year highlighted by robust subscriber growth and strong OIBDA results in each of the first two periods,” said Steve Dussek, NII Holdings’ Chief Executive Officer. “These results reflect our balanced approach to growth and profitability, which is built on strategies designed to improve the quality of our customer base and customer retention across all of our markets. We have doubled our subscriber base over the past three years, while maintaining our focus on profitability with OIBDA growing 67% during that period. We believe the opportunity for profitable growth in Latin America is significant, and that our differentiated approach and the high quality of our expanding services will position us to capture this growth in the future,” he added.
NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) was $47 for the second quarter of 2010, up $3 when compared to the same period last year due primarily to strengthening of local currencies. The Company also reported churn of 1.71% for the second quarter, a 40 basis point improvement over the level reported for the same period last year. Consolidated cost per gross add, or CPGA, was $286 for the second quarter 2010, up $24 compared relative to the second quarter 2009.
In June 2010, we repurchased approximately $100 million face amount of our 3.125% convertible notes due 2012 and $31.4 million face amount of our 2.75% convertible notes due 2025 through a series of open market purchases.
The Company ended the quarter with approximately $3.2 billion in total long-term debt and $2.5 billion in consolidated cash and investments, resulting in net debt at the end of the quarter of approximately $763 million.
“Our strong operational performance in the first half of the year drove outstanding financial results as we generated a 28% increase in revenue and a 30% increase in OIBDA over the second quarter of last year” said Gokul Hemmady, NII’s Vice President and Chief Financial Officer. Economic conditions reflect continued stability in our markets, and when coupled with our intense focus on customer retention, we generated a 22% increase in our consolidated subscriber base compared to the end of the second quarter of 2009. In all, we believe we are well on our way to delivering another year of substantial growth and profitability. As a result of our strong operational trends expected for the remainder of the year, we are raising our 2010 guidance,” he added.
Nextel Mexico and Televisa bid as a consortium in the recent spectrum auctions in Mexico. The consortium was identified by the Cofetel, the Mexican telecommunications regulatory authority, as the high bidder for a 30 MHz nationwide block of spectrum in the AWS spectrum band. As contemplated by the auction rules, the Cofetel has 30 days to verify the results of the auction. After the auction results are verified and the award process is completed, the Company plans to invest in the development and deployment of a 3G network throughout Mexico.
Raising 2010 Guidance
As a result of strong growth trends and positive operational results in the first half of the year, NII Holdings is raising its previously announced 2010 guidance as follows:

Category	February 2010 Guidance	Updated 2010 Guidance
2010 Net Subscriber Additions	1.275 to 1.375 million	1.450 to 1.525 million
2010 Revenue	$5.2 to $5.4 billion	$5.4 to $5.5 billion
2010 Consolidated OIBDA	$1.25 billion to $1.35 billion	$1.350 to $1.425 billion
2010 Consolidated Capital Expenditures	$850 to $950 million	$925 to $975 million
•	Our updated OIBDA guidance range includes the impact of approximately $75 million of non-cash equity compensation expense. The updated OIBDA outlook also includes the impact of ongoing start up costs related to the launch of the Company’s third generation network in Peru, start up costs related to the development of the company’s third generation network in Chile and costs related to the market launch of 4 million additional POPs.
•	The increase in 2010 capital expenditure guidance relates to higher than expected subscriber growth. Capital expenditures for the full year also include investments relating to the development of the Company’s third generation network in Chile, and the enhancement of the coverage and capacity of our network in Brazil.

The Company’s updated 2010 outlook is predicated on a number of assumptions including the assumption that foreign exchange rates and general economic conditions in its markets will remain relatively stable during the year. In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and Net Debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s second quarter 2010 results, visit the investor relations link at<http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio feature. NII Holdings, Inc., a Fortune 500 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2010. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; and the additional risks and uncertainties that are described from in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2010 AND 2009
(in millions, except per share amounts, and unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$2,498.3	$1,902.5	$1,280.6	$992.2
Digital handset and accessory revenues	136.8	117.7	71.4	66.7

	2,635.1	2,020.2	1,352.0	1,058.9

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	695.9	545.2	346.4	289.3
Cost of digital handset and accessory sales	354.9	311.0	182.1	165.7
Selling, general and administrative	894.7	652.0	475.3	337.0
Depreciation	247.8	182.9	127.1	96.5
Amortization	16.1	13.7	8.1	7.2

	2,209.4	1,704.8	1,139.0	895.7

Operating income	425.7	315.4	213.0	163.2

Other income (expense)
Interest expense	(179.0)	(86.7)	(93.3)	(42.1)
Interest income	13.9	16.4	8.3	3.8
Foreign currency transaction (losses) gains, net	(1.0)	56.2	24.1	63.5
Other (expense) income, net	(7.9)	5.6	(3.5)	7.2

	(174.0)	(8.5)	(64.4)	32.4

Income before income tax provision	251.7	306.9	148.6	195.6
Income tax provision	(127.7)	(102.0)	(73.1)	(61.3)

Net income	$124.0	$204.9	$75.5	$134.3

Net income per common share, basic	$0.74	$1.24	$0.45	$0.81

Net income per common share, diluted	$0.73	$1.22	$0.44	$0.79

Weighted average number of common shares outstanding, basic	167.3	165.9	167.9	166.0

Weighted average number of common shares outstanding, diluted	170.8	173.1	171.2	173.3

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30,	December 31,
	2010	2009
	(unaudited)
Cash and cash equivalents	$1,819.9	$2,504.1
Short-term investments	552.6	116.3
Accounts receivable, less allowance for doubtful accounts of $36.4 and $35.1	674.6	613.6
Property, plant and equipment, net	2,588.1	2,502.2
Intangible assets, net	378.1	337.2
Total assets	7,718.5	7,554.7
Long-term debt, including current portion	3,545.8	3,580.8
Total liabilities	4,833.1	4,807.9
Stockholders’ equity	2,885.4	2,746.8

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	June 30,
	2010	2009
Total digital subscribers (as of June 30)	8,155.6	6,708.0
Net subscriber additions	392.3	242.1
Churn (%)	1.71%	2.15%

Average monthly revenue per handset/unit in service (ARPU) (1)	$47	$44

Cost per gross add (CPGA) (1)	$286	$262
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$990.7	$877.7	$502.8	$450.3
Digital handset and accessory revenues	42.9	38.3	21.4	20.7

	1,033.6	916.0	524.2	471.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	161.9	172.1	75.5	88.5
Cost of digital handset and accessory sales	200.9	179.3	100.1	91.0
Selling, general and administrative	281.6	237.7	143.8	118.7

Segment earnings	389.2	326.9	204.8	172.8
Management fee	47.4	15.9	24.0	8.0
Depreciation and amortization	95.4	80.9	48.6	41.9

Operating income	$246.4	$230.1	$132.2	$122.9

Total digital subscribers (as of June 30)			3,184.8	2,834.9
Net subscriber additions			93.2	18.9
Churn (%)			1.91%	2.58%

ARPU (1)			$47	$48

CPGA (1)			$386	$362

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$1,116.5	$657.5	$578.5	$360.2
Digital handset and accessory revenues	57.9	49.0	32.1	30.2

	1,174.4	706.5	610.6	390.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	390.7	239.8	200.2	134.7
Cost of digital handset and accessory sales	86.1	73.7	48.2	44.4
Selling, general and administrative	347.2	209.5	188.5	115.8

Segment earnings	350.4	183.5	173.7	95.5
Management fee	16.6	—	8.3	—
Depreciation and amortization	116.5	74.7	60.1	41.3

Operating income	$217.3	$108.8	$105.3	$54.2

Total digital subscribers (as of June 30)			2,867.2	2,106.1
Net subscriber additions			203.9	167.2
Churn (%)			1.38%	1.38%

ARPU (1)			$60	$51

CPGA (1)			$257	$222
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$247.7	$243.6	$125.8	$119.4
Digital handset and accessory revenues	21.2	17.3	10.3	9.3

	268.9	260.9	136.1	128.7

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	87.6	87.8	43.3	43.0
Cost of digital handset and accessory sales	36.2	29.0	17.7	15.5
Selling, general and administrative	76.5	60.8	43.1	28.7

Segment earnings	68.6	83.3	32.0	41.5
Management fee	7.5	—	3.7	—
Depreciation and amortization	19.5	19.5	9.8	9.7

Operating income	$41.6	$63.8	$18.5	$31.8

Total digital subscribers (as of June 30)			1,083.2	985.7
Net subscriber additions			28.9	7.4
Churn (%)			1.70%	2.45%

ARPU (1)			$34	$35

CPGA (1)			$217	$189

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$134.5	$118.3	$68.9	$59.4
Digital handset and accessory revenues	14.7	13.1	7.4	6.5

	149.2	131.4	76.3	65.9

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	50.1	42.4	24.4	21.3
Cost of digital handset and accessory sales	29.8	27.3	14.9	13.9
Selling, general and administrative	59.1	46.5	31.0	24.9

Segment earnings	10.2	15.2	6.0	5.8
Management fee	8.3	—	4.2	—
Depreciation and amortization	24.7	14.8	12.7	7.5

Operating (loss) income	$(22.8)	$0.4	$(10.9)	$(1.7)

Total digital subscribers (as of June 30)			965.9	747.9
Net subscriber additions			60.4	44.0
Churn (%)			2.06%	2.24%

ARPU (1)			$23	$25

CPGA (1)			$157	$151

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Six and Three Months Ended June, 30, 2010 and 2009” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended June 30,
	2010	2009	2007
Consolidated operating income	$213.0	$163.2	135.1
Consolidated depreciation	127.1	96.5	71.1
Consolidated amortization	8.1	7.2	1.7

Consolidated operating income before depreciation and amortization	$348.2	$266.9	$207.9

	Original	Revised
	Guidance	Guidance
	Estimate*	Estimate*
	Year Ended	Year Ended
	December 31,	December 31,
	2010	2010
Consolidated operating income	$703.0 – 803.0	$803.0 – 878.0
Consolidated depreciation	514.0	514.0
Consolidated amortization	33.0	33.0
Consolidated operating income before depreciation and amortization	$1,250.0 – 1,350.0	$1,350.0 – 1,425.0

*	The Company’s guidance estimate for OIBDA for the year ended December 31, 2010 includes the impact of approximately $75 million of non-cash equity compensation expense. This estimate is predicated on a number of assumptions, including the assumption that foreign currency exchange rates and general economic conditions in its markets will remain relatively stable during the year. The information regarding the Company’s outlook and objectives for 2010, including its guidance estimate for OIBDA for the year ended December 31, 2010, is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties identified in the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 included above and of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s other filings with the SEC.

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2010	2009
Consolidated service and other revenues	$1,280.6	$992.2
Less: consolidated analog revenues	(0.4)	(0.8)
Less: consolidated other revenues	(160.3)	(116.4)

Total consolidated subscriber revenues	$1,119.9	$875.0

ARPU calculated with subscriber revenues	$47	$44

ARPU calculated with service and other revenues	$54	$50

Nextel Mexico

	Three Months Ended
	June 30,
	2010	2009
Service and other revenues	$502.8	$450.3
Less: analog revenues	(0.4)	(0.4)
Less: other revenues	(58.3)	(43.1)

Total subscriber revenues	$444.1	$406.8

ARPU calculated with subscriber revenues	$47	$48

ARPU calculated with service and other revenues	$53	$53

Nextel Brazil

	Three Months Ended
	June 30,
	2010	2009
Service and other revenues	$578.5	$360.2
Less: analog revenues	—	(0.4)
Less: other revenues	(77.6)	(51.0)

Total subscriber revenues	$500.9	$308.8

ARPU calculated with subscriber revenues	$60	$51

ARPU calculated with service and other revenues	$70	$59

Nextel Argentina

	Three Months Ended
	June 30,
	2010	2009
Service and other revenues	$125.8	$119.4
Less: other revenues	(18.1)	(17.2)

Total subscriber revenues	$107.7	$102.2

ARPU calculated with subscriber revenues	$34	$35

ARPU calculated with service and other revenues	$39	$41

Nextel Peru

	Three Months Ended
	June 30,
	2010	2009
Service and other revenues	$68.9	$59.4
Less: other revenues	(5.6)	(4.9)

Total subscriber revenues	$63.3	$54.5

ARPU calculated with subscriber revenues	$23	$25

ARPU calculated with service and other revenues	$25	$27

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2010	2009
Consolidated digital handset and accessory revenues	$71.4	$66.7
Less: consolidated uninsured replacement revenues	(4.2)	(3.8)

Consolidated digital handset and accessory revenues, net	67.2	62.9
Less: consolidated cost of handset and accessory sales	182.1	165.7

Consolidated handset subsidy costs	114.9	102.8
Consolidated selling and marketing	165.2	119.2

Costs per statement of operations	280.1	222.0
Less: consolidated costs unrelated to initial customer acquisition	(51.4)	(46.3)

Customer acquisition costs	$228.7	$175.7

Cost per Gross Add	$286	$262

Nextel Mexico

	Three Months Ended
	June 30,
	2010	2009
Digital handset and accessory revenues	$21.4	$20.7
Less: uninsured replacement revenues	(2.1)	(2.1)

Digital handset and accessory revenues, net	19.3	18.6
Less: cost of handset and accessory sales	100.1	91.0

Handset subsidy costs	80.8	72.4
Selling and marketing	68.0	52.4

Costs per statement of operations	148.8	124.8
Less: costs unrelated to initial customer acquisition	(43.5)	(38.9)

Customer acquisition costs	$105.3	$85.9

Cost per Gross Add	$386	$362

Nextel Brazil

	Three Months Ended
	June 30,
	2010	2009
Digital handset and accessory revenues	$32.1	$30.2
Less: uninsured replacement revenues	(2.1)	(1.6)

Digital handset and accessory revenues, net	30.0	28.6
Less: cost of handset and accessory sales	48.2	44.4

Handset subsidy costs	18.2	15.8
Selling and marketing	68.4	44.7

Costs per statement of operations	86.6	60.5
Less: costs unrelated to initial customer acquisition	(4.9)	(4.9)

Customer acquisition costs	$81.7	$55.6

Cost per Gross Add	$257	$222

Nextel Argentina

	Three Months Ended
	June 30,
	2010	2009
Digital handset and accessory revenues, net	$10.3	$9.3
Less: cost of handset and accessory sales	17.7	15.5

Handset subsidy costs	7.4	6.2
Selling and marketing	12.7	10.1

Costs per statement of operations	20.1	16.3
Less: costs unrelated to initial customer acquisition	(1.9)	(1.3)

Customer acquisition costs	$18.2	$15.0

Cost per Gross Add	$217	$189

Nextel Peru

	Three Months Ended
	June 30,
	2010	2009
Digital handset and accessory revenues, net	$7.4	$6.5
Less: cost of handset and accessory sales	14.9	13.9

Handset subsidy costs	7.5	7.4
Selling and marketing	12.1	7.7

Costs per statement of operations	19.6	15.1
Less: costs unrelated to initial customer acquisition	(1.0)	(1.1)

Customer acquisition costs	$18.6	$14.0

Cost per Gross Add	$157	$151

Net Debt
Net debt represents total long-term debt less cash, cash equivalents, short-term and long-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. In the second quarter of 2010, we extended the permissible investment maturity dates for cash investments, which resulted in the classification of some of our cash investments as long term investments. As a result, we now include the cash in long-term investments to the items subtracted from long-term debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of June 30, 2010 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$2,819.9
Add: reduction to long-term debt pursuant to implementation of FSP APB 14-1	75.5
Add: debt discounts	21.7
Add: principal amount of 2.75% convertible notes treated as current portion of long-term debt	318.6
Less: cash and cash equivalents	(1,819.9)
Less: short-term investments	(552.6)
Less: long-term investments	(100.0)

Net debt	$763.2